UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2014

UNITED COMMUNITY BANKS, INC.

(Exact name of registrant as specified in its charter)

Georgia	No. 001-35095	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

125 Highway 515 East
Blairsville, Georgia 30512
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

On January 7, 2014, United Community Banks, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) with Synovus Bank. The Credit Agreement provides for aggregate, unsecured borrowings of up to $50 million at any time outstanding pursuant to a revolving line of credit and matures on January 7, 2017. Although the Credit Agreement is unsecured, the Company has agreed not to pledge its assets to any other creditors, including, without limitation, the stock of its wholly-owned banking subsidiary, United Community Bank (the “Bank”), subject to certain exceptions as set forth in the Credit Agreement. The proceeds from the initial borrowing under the Credit Agreement were used to partially fund the Company’s redemption of all outstanding shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series B, which were issued under the U.S. Treasury’s Capital Purchase Program. The redemption was completed on January 10, 2014.

The Credit Agreement provides for a $50 million revolving line of credit, however, the Company’s availability thereunder is limited to a maximum principal amount of $40 million until such time as the Company’s informal memorandum of understanding (the “MOU”) with the Federal Reserve Bank of Atlanta (the “Federal Reserve”) and the Georgia Department of Banking and Finance (the “GDBF”) is terminated. The Company expects that the MOU will be terminated in the near future based on current discussions with the Federal Reserve and the GDBF.

Borrowings under the Credit Agreement bear interest at a rate per annum equal to, at the Company’s option, either (1) LIBOR plus 3.75%, or (2) a base rate equal to the highest of (a) the prime rate, (b) the federal funds rate plus 0.50% and (c) a daily rate equal to one-month LIBOR plus 1.00%, plus a base rate margin of 2.50%, in each case as described in further detail in the Credit Agreement.

The Credit Agreement contains customary representations, warranties, covenants and events of default, including, without limitation, financial covenants requiring that each of the Company and the Bank maintain (i) a Total Risk-based Capital Ratio of 10.50% or greater, (ii) a Tier 1 Risk-based Common Capital Ratio of 8.50% or greater, (iii) a Tier 1 Risk-based Capital Ratio of 8.50% or greater, (iv) a Tier 1 Leverage Ratio of 7.25% or greater, and (v) a “well-capitalized” status at all times.

The foregoing summary of the Credit Agreement is only a brief description of certain terms and conditions, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the copy of the Credit Agreement that will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. Such copy is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures of the material terms and conditions of the Credit Agreement set forth in Item 1.01 above are incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Rex S. Schuette
Rex S. Schuette Executive Vice President and Chief Financial Officer

Date: January 13, 2014